UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2017

INTERCEPT PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35668	22-3868459
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Hudson Yard, Floor 37 New York, New York		10001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 747-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Christian Weyer, M.D., M.A.S, Appointed Executive Vice President of Research & Development

On November 27, 2017, Intercept Pharmaceuticals, Inc. (the “Company”) announced the appointment of Christian Weyer, M.D., M.A.S, as the Company’s Executive Vice President of Research & Development. Dr. Weyer commenced his employment with us on November 27, 2017.

Dr. Weyer, age 48, brings more than 20 years of experience in metabolic drug development to the Company.  Prior to joining the Company, from 2015-2017, Dr. Weyer served as President and Chief Development Officer of ProSciento, a clinical research and development service provider focused on diabetes, obesity, nonalcoholic fatty liver disease and NASH. From 2012 to 2015, Dr. Weyer served as President, CEO and a director of Fate Therapeutics, Inc. (“Fate”), a publicly traded, clinical stage cellular therapeutics company. Prior to joining Fate, Dr. Weyer had a 12-year tenure with Amylin Pharmaceuticals, Inc. (“Amylin”), a biopharmaceutical company, where he held leadership roles of increasing responsibility, including Senior Vice President of Research and Development, until the completion of Amylin's acquisition by Bristol-Myers Squibb in August 2012. Before joining Amylin, he spent three years, from 1997 to 2000, with the National Institutes of Health, NIDDK, in Phoenix, Arizona, where he conducted clinical research on the pathogenesis of obesity and Type 2 diabetes. Dr. Weyer holds an M.D. from the University of Düsseldorf, Germany, and a postdoctoral M.A.S. degree in clinical research from the University of California, San Diego.

In connection with his appointment as Executive Vice President of Research & Development, Dr. Weyer and the Company entered into an employment agreement (the “Weyer Employment Agreement”) which sets forth the terms and conditions of Dr. Weyer’s employment with the Company. The Weyer Employment Agreement, which has an initial one-year term with automatic renewal each year thereafter unless terminated as set forth below, provides that Dr. Weyer shall (i) receive a base salary of $460,000 (“Base Salary”); (ii) be eligible for an annual cash bonus of up to 50% of his Base Salary; (iii) be granted on the Commencement Date an option to purchase 25,000 shares of the Company's common stock under the Company’s 2012 Equity Incentive Plan (the “2012 Plan”), at a per share exercise price equal to the closing price of the common stock on the date of grant; and (iv) be granted a restricted stock award for 16,500 shares of the Company’s common stock under the 2012 Plan.

In the event that the Company does not renew Dr. Weyer’s employment at the end of his employment term, Dr. Weyer is terminated by the Company without cause, as defined in the Weyer Employment Agreement, or he resigns with good reason, as defined in the Weyer Employment Agreement, Dr. Weyer will be entitled to receive (i) 12 months of his base salary (paid in accordance with the Company’s payroll) and (ii) continued participation in the Company’s group health and/or dental plan and the payment of his premiums for 12 months (or the cost of COBRA coverage for such period) for him and his dependents covered under the Company’s group health and/or dental plan prior to termination. In the event that Dr. Weyer does not renew his employment at the end of the employment term, is terminated for cause, is terminated due to death or disability, or terminates his employment without good reason, Dr. Weyer will not be entitled to severance payments unless mutually agreed upon in writing.

If the Company does not renew the employment of Dr. Weyer at the end of his respective employment term, Dr. Weyer is terminated by the Company without cause or he resigns with good reason, all of Dr. Weyer’s equity awards and stock options that would have vested within one year of the termination date will vest upon effectiveness of a release of claims in the Company’s favor and all vested stock options will be exercisable for up to one year from the effective date of termination unless the stock plan pursuant to which the option is granted requires earlier termination.

In the event that Dr. Weyer is terminated by the Company for cause, by Dr. Weyer by reason of non-renewal of the Weyer Employment Agreement, or by Dr. Weyer without good reason, all unvested equity awards and stock options granted will immediately be forfeited and all vested options will be exercisable for up to 90 days following termination unless the stock plan pursuant to which the option is granted requires earlier termination.

In the event of the termination of Dr. Weyer’s employment, in anticipation of, and/or within 12 months following, a change in control (i) by the Company by reason of non-renewal of the Weyer Employment Agreement, (ii) by Dr. Weyer for good reason or (iii) by the Company without cause, Dr. Weyer will be entitled to receive (a) an amount equal to 12 months of his then-current monthly base salary payable as a single lump sum and (b) continuation of participation in the Company’s group health and/or dental plan and the payment of his premiums for 12 months (or the cost of COBRA coverage for such period) for Dr. Weyer, his spouse and any dependents covered under our group health and/or dental plan prior to termination. In such instances of termination all of Dr. Weyer’s unvested equity awards and stock options will, upon effectiveness of a release of claims in the Company’s favor, become fully vested and all of his vested stock options will be exercisable for a period of one year following the effective date of termination unless the stock plan pursuant to which the option is granted requires earlier termination.

Receipt of the severance benefits described above is conditioned upon Dr. Weyer, as the case may be, entering into a release of claims with the Company and the release becoming effective and irrevocable within 60 days after termination. Dr. Weyer has acknowledged and agreed that the timing of payments may be modified by the Company to comply with Section 409A of the Internal Revenue Code of 1986.

This description of the Weyer Employment Agreement is qualified in its entirety by reference to the full text of the Weyer Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

David Shapiro, M.D., Employment Agreement

As previously announced, on July 31, 2017, the role of David Shapiro, M.D., the Company’s Chief Medical Officer, was bifurcated into two separate roles; with Dr. Shapiro continuing to lead the Company’s research and development organization until the Company filled the position of head of research and development.

In connection with the appointment of Dr. Weyer as Executive Vice President of Research & Development, Dr. Shapiro and the Company entered into an employment agreement (the “Shapiro Employment Agreement”) which sets forth the terms and conditions of Dr. Shapiro’s employment with the Company as its Chief Medical Officer. The Shapiro Employment Agreement, which has an initial one-year term with automatic renewal each year thereafter unless terminated as set forth below, provides that Dr. Shapiro shall (i) receive a base salary of $489,300 (“Base Salary”); (ii) be eligible for an annual cash bonus of up to 50% of his Base Salary; and (iii) receive a monthly automobile allowance in the amount of $1,000.

In the event that the Company does not renew Dr. Shapiro’s employment at the end of his employment term, Dr. Shapiro is terminated by the Company without cause, as defined in the Shapiro Employment Agreement, or he resigns with good reason, as defined in the Shapiro Employment Agreement, Dr. Shapiro will be entitled to receive (i) 12 months of his base salary (paid in accordance with the Company’s payroll) and (ii) continued participation in the Company’s group health and/or dental plan and the payment of his premiums for 12 months (or the cost of COBRA coverage for such period) for him and his dependents covered under the Company’s group health and/or dental plan prior to termination. In the event that Dr. Shapiro does not renew his employment at the end of the employment term, is terminated for cause, is terminated due to death or disability, or terminates his employment without good reason, Dr. Shapiro will not be entitled to severance payments unless mutually agreed upon in writing.

If the Company does not renew the employment of Dr. Shapiro at the end of his respective employment term, Dr. Shapiro is terminated by the Company without cause or he resigns with good reason, all of Dr. Shapiro’s equity awards and stock options that would have vested within one year of the termination date will vest upon effectiveness of a release of claims in the Company’s favor and all vested stock options will be exercisable for up to one year from the effective date of termination unless the stock plan pursuant to which the option is granted requires earlier termination.

In the event that Dr. Shapiro is terminated by the Company for cause, by Dr. Shapiro by reason of non-renewal of the Shapiro Employment Agreement, or by Dr. Shapiro without good reason, all unvested equity awards and stock options granted will immediately be forfeited and all vested options will be exercisable for up to 90 days following termination unless the stock plan pursuant to which the option is granted requires earlier termination.

In the event of the termination of Dr. Shapiro’s employment, in anticipation of, and/or within 12 months following, a change in control (i) by the Company by reason of non-renewal of the Shapiro Employment Agreement, (ii) by Dr. Shapiro for good reason or (iii) by the Company without cause, Dr. Shapiro will be entitled to receive (a) an amount equal to 12 months of his then-current monthly base salary payable as a single lump sum and (b) continuation of participation in the Company’s group health and/or dental plan and the payment of his premiums for 12 months (or the cost of COBRA coverage for such period) for Dr. Shapiro, his spouse and any dependents covered under our group health and/or dental plan prior to termination. In such instances of termination all of Dr. Shapiro’s unvested equity awards and stock options will, upon effectiveness of a release of claims in the Company’s favor, become fully vested and all of his vested stock options will be exercisable for a period of one year following the effective date of termination unless the stock plan pursuant to which the option is granted requires earlier termination.

Receipt of the severance benefits described above is conditioned upon Dr. Shapiro, as the case may be, entering into a release of claims with the Company and the release becoming effective and irrevocable within 60 days after termination. Dr. Shapiro has acknowledged and agreed that the timing of payments may be modified by the Company to comply with Section 409A of the Internal Revenue Code of 1986.

This description of the Shapiro Employment Agreement is qualified in its entirety by reference to the full text of the Shapiro Employment Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On November 27, 2017, the Company announced the appointment of Dr. Weyer as Executive Vice President of Research & Development in a press release. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Except as shall be expressly set forth by specific reference, the information contained or incorporated by reference in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit 10.1	Employment Agreement by and between Intercept Pharmaceuticals, Inc. and Christian Weyer, effective as of November 27, 2017
Exhibit 10.2	Employment Agreement by and between Intercept Pharmaceuticals, Inc. and David Shapiro, effective as of November 27, 2017
Exhibit 99.1	Press Release of Intercept Pharmaceuticals, Inc. dated November 27, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2017	INTERCEPT PHARMACEUTICALS, INC.

/s/ Mark Pruzanski
Mark Pruzanski, M.D. President and Chief Executive Officer